UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☑	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12
BLUE VALLEY BAN CORP.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 13, 2009 AND
NOTICE OF INTERNET AVAILABILITY OF
PROXY MATERIALS
Blue Valley Ban Corp.’s (“Blue Valley” or the “Company”) annual stockholder meeting will be on Wednesday, May 13, 2009, at 5:30 p.m., in the Community Room at the Bank of Blue Valley’s College Mortgage and Operations Center located at 7900 College Boulevard, Overland Park, Kansas 66210 to consider and vote on the following matters:
1.	The election of two Class III Directors to hold office until the expiration of their three-year term, or until their successors shall be elected and qualified.

2.	An advisory (non-binding) proposal on executive compensation.
Only stockholders of record at the close of business on March 31, 2009 will be entitled to notice of or to vote at this meeting or any adjournments thereof.
Your vote is very important, and we invite you to attend the annual meeting. However, if you are unable to personally attend, we urge you to exercise your right to vote by completing and returning the enclosed proxy in the envelope provided. If you are a stockholder of record and attend the meeting, you may revoke your proxy by voting in person.
Important notice regarding the availability of proxy materials for the stockholder meeting to be held on May 13, 2009.
•	The 2009 Proxy Statement and 2008 Annual Report are available at www.bankbv.com.

By Order of the Board of Directors,

/s/ Patricia L. Day Patricia L. Day
Corporate Secretary
The date of this notice is April 17, 2009.
PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND MAIL IT PROMPTLY, regardless of the number of shares you may own and whether or not you plan to attend the meeting in person. You may revoke your proxy and vote your shares in person if revoked in accordance with the procedures described in the attached proxy statement.

1

GENERAL INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL # 1: ELECTION OF DIRECTORS
PROPOSAL # 2: APPROVAL OF AN ADVISORY PROPOSAL ON THE COMPANY’S EXECUTIVE PAY-FOR-PERFORMANCE COMPENSATION POLICIES AND PROCEDURES
CORPORATE GOVERNANCE
AUDIT COMMITTEE REPORT
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OTHER MATTERS

BLUE VALLEY BAN CORP.
11935 RILEY
OVERLAND PARK, KANSAS 66213
PROXY STATEMENT
GENERAL INFORMATION
We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Directors of Blue Valley Ban Corp. (“Blue Valley” or the “Company”) for the 2009 Annual Meeting of Stockholders and for any adjournment or postponement of the Annual Meeting. The 2009 Annual Meeting will be held on Wednesday, May 13, 2009 at 5:30 p.m. in the Community Room at the Bank of Blue Valley College Mortgage and Operations Center, 7900 College Boulevard, Overland Park, Kansas.
This proxy statement and the accompanying proxy card will first be sent on or about April 17, 2009 to the Blue Valley Ban Corp. stockholders of record as of March 31, 2009 (the “Record Date”). Attendance at the Annual Meeting is limited to stockholders of record or their proxies, beneficial owners of Company stock having evidence of such ownership, and guests of the Company.
Proxies are being solicited to give all stockholders of record an opportunity to vote on the matters to be presented at the Annual Meeting. In the following pages of this Proxy Statement, you will find information about the matters to be voted upon at the Annual Meeting.
Only record holders of the Company’s common stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 2,777,500 shares of the Company’s common stock issued and outstanding. Each share is entitled to one vote on each matter properly brought before the meeting. Shares can be voted at the meeting only if the stockholder is present or represented by a valid proxy.
Many stockholders cannot personally attend the meeting and choose to be represented by proxy. Any stockholder of record giving the accompanying proxy has the power to revoke it at any time before it is exercised at the Annual Meeting by (i) delivery of written notice to the Corporate Secretary that is received prior to the meeting, stating the proxy is revoked, (ii) delivery of a properly executed, later-dated written proxy and submitting it so it is received prior to the meeting in accordance with the instructions on the proxy card, or (iii) voting shares in person at the Annual Meeting. Providing a proxy will in no way limit the right of a stockholder of record to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.
All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If you sign the proxy but do not specify how you want your shares to be voted, your shares will be voted in the manner recommended by the Board on all matters subject to vote by proxy. Votes will be counted by the Inspectors of the Election appointed by the Chairman at the meeting.
If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place, the persons named in the enclosed form of proxy will have discretion to vote on those matters according to their best judgment to the same extent as you would be entitled to vote. The Company does not anticipate that any other matters will be raised at the Annual Meeting.
Blue Valley Ban Corp. maintains the confidentiality of the votes of individual stockholders. The Company does not disclose these votes to any member of management, unless required to do so for legal reasons. The Inspectors of the Election may have access to individual votes in the normal course of counting and verifying the vote.

Cost of Proxy Solicitation
The Company will pay the cost of this solicitation of proxies. In addition, our Directors, officers or employees may solicit proxies for us in person or by telephone. The Company may also, upon request, reimburse brokerage firms and other custodians, nominees or fiduciaries for their expenses in forwarding proxy materials to their customers who are beneficial owners and obtaining their voting instructions.
(THIS SPACE INTENTIONALLY LEFT BLANK)

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth beneficial ownership information for the Company’s common stock as of March 31, 2009 for (1) persons known by the Company to own of record or beneficially five percent or more of the outstanding common stock; (2) the Company’s directors (including Mr. Regnier and Mr. McDonnell, who are nominees for election to the board of directors); (3) each of the executive officers of the Company named in the Summary Compensation Table; and (4) all of the directors and executive officers of the Company as a group. Unless otherwise indicated, the address of each person listed below is c/o 11935 Riley, Overland Park, Kansas 66213. This information has been prepared based upon the SEC’s “beneficial ownership” rules and information available to the Company. Unless otherwise indicated, each of the following persons has sole voting and investment power with respect to the shares of common stock beneficially owned. A person is considered to have shared voting and investment power over shares indicated as being owned by the spouse or the IRA of the spouse of that person.

	Amount and Nature
	of Beneficial
Name and Address of Beneficial Owner	Ownership (1)		Percentage of Class
Robert D. Regnier	803,704	(2)	28.94%
Thomas A. McDonnell	212,225	(3)	7.64%
Donald H. Alexander	208,588		7.51%
Michael J. Brown	32,322	(4)	1.16%
Robert D. Taylor	9,652		.35%
Anne D. St. Peter	1,836		.07%
Mark A. Fortino	12,160	(5)	.44%
Sheila C. Stokes	10,015	(6)	.36%
Bonnie M. McConnaughy	5,130	(7)	.18%
Bruce A. Easterly	2,587	(8)	.09%
All directors and executive officers, 10 in number, as a group	1,298,219		46.74 (9)

(1)	Based on information provided to us by our directors and executive officers.

(2)	Includes 135,767 shares held in family limited partnerships and a corporate entity; 578,539 shares held individually; and 89,398 shares held in a family limited partnership with his spouse.

(3)	Includes 3,600 shares held individually; and 208,625 shares jointly held by Mr. McDonnell and his spouse in a trust.

(4)	Includes 5,578 shares held individually; 26,744 shares held individually by Mr. Brown’s spouse.

(5)	Includes 3,392 shares held individually; 1,800 shares issued to Mr. Fortino under the restricted stock award program; 6,148 shares jointly held by Mr. Fortino and his spouse in a trust; and 820 shares held individually by his spouse.

(6)	Includes 1,815 shares held individually; 1,800 shares issued to Ms. Stokes under the restricted stock award program; and 6,400 shares Ms. Stokes has the right to acquire under vested stock options that she has not exercised.

(7)	Includes 1,130 shares held individually; 1,100 shares jointly held by Ms. McConnaughy and her spouse; 900 shares issued to Ms. McConnaughy under the restricted stock award program; and 2,000 shares Ms. McConnaughy has the right to acquire under vested stock options that she has not exercised.

(8)	Includes 1,012 shares held individually; 1,200 shares issued to Mr. Easterly under the restricted stock award program; and 375 shares Mr. Easterly has the right to acquire under vested stock options that he has not exercised.

(9)	Based on the number of shares of common stock outstanding on March 31, 2009, which was 2,777,500 shares.

PROPOSAL # 1: ELECTION OF DIRECTORS
The Company’s full board consists of six directors. The Company’s directors are divided into three classes, with two directors in each class. At each annual meeting of stockholders, the directors of a class are elected to serve a three-year term, and continue to hold office until their successors are elected and qualified. Two Class III Directors are to be elected at the Annual Meeting and each will serve until expiration of their three-year terms at the Company’s 2012 Annual Meeting of Stockholders or until their successor shall be elected and qualified. Unless otherwise directed, the persons named in the accompanying Proxy will vote the shares represented by the Proxy for the election of the following:
Nominees for Election
Class III Directors: Terms expiring in 2009

			Company
			Director
Name	Age	Position	Since
Robert D. Regnier	60	President, Chief Executive Officer and Chairman of the Board of Directors of Blue Valley; President, Chief Executive Officer and Chairman of the Board of Directors of the Bank of Blue Valley (the “Bank”)	1989

Thomas A. McDonnell	63	Director of Blue Valley	1996
Robert D. Regnier has been a director and the President and Chief Executive Officer of Blue Valley and the Bank since their formation in 1989. He has also been the sole director and President and Chief Executive Officer of Blue Valley Investment Corporation since its formation in 1995, and of Blue Valley Building Corp. since its formation in 1994. Prior to forming Blue Valley, Mr. Regnier held various managerial positions with Boatmen’s Bank and Trust and Boatmen’s First National Bank of Kansas City. Mr. Regnier has over 35 years of experience in a number of banking areas, including lending, investments, personnel, administration, trust, operations, new business development and mergers. Mr. Regnier serves on the Board of Directors of the Greater Kansas City Chamber of Commerce, Civic Council of Greater Kansas City, Union Station Kansas City, Inc., Greater Kansas City Chamber Johnson County Leadership Council, Johnson County Community College Foundation, Arts Council of Greater Kansas City, Greater Kansas City Community Foundation, Midwest Research Institute, Nelson Atkins Museum of Art, University of Kansas Hospital Authority, University of Kansas Medical Center Advancement Board, Kansas Venture Capital, Inc., and Applied Measurement Professionals.
Thomas A. McDonnell has been a director of Blue Valley since 1996. Mr. McDonnell has served as the Chief Executive Officer of DST Systems, Inc. in Kansas City, Missouri since 1984, as President since 1973 (except for a 30-month period from October 1984 to April 1987) and as a director of DST since 1971. DST Systems, Inc. is a provider of information processing and computer software services and products to the financial services, communications and healthcare industries. Mr. McDonnell serves as a director on the following corporate boards: Kansas City Southern Industries, Inc., Euronet Worldwide, Inc., Commerce Bancshares, Inc., and Garmin LTD.
The Board of Directors recommends a vote “FOR” the election of Mr. Regnier and Mr. McDonnell.

Directors Who Will Continue in Office
Class I Directors: Term expiring in 2010

			Company
			Director
Name	Age	Position	Since
Michael J. Brown	52	Director of Blue Valley	2005

Anne D. St. Peter	43	Director of Blue Valley	2007
Class II Directors: Terms expiring in 2011

			Company
			Director
Name	Age	Position	Since
Donald H. Alexander	70	Director of Blue Valley and of the Bank	1992

Robert D. Taylor	62	Director of Blue Valley	2006
We have provided information below regarding the principal occupations and business experience of each director of the Company named above. Unless otherwise indicated, each person has held the indicated positions for at least the past five years. Except as otherwise indicated below, there are no reportable family relationships among our directors and executive officers.
Michael J. Brown has been a director of Blue Valley since August 2005. Mr. Brown is one of the founders of Euronet Worldwide, Inc. and has served as its Chairman of the Board of Directors and Chief Executive Officer since 1996. Euronet Worldwide, Inc. is a multinational company with a diverse product and service offering that enables financial institutions to offer secure electronic financial transactions at any time and place. Mr. Brown has nearly 15 years of prior experience in the computer software business.
Anne D. St. Peter has been a director of Blue Valley since May 2007. Ms. St. Peter is the Founder of Global Prairie, an integrated marketing communications consultancy. Prior to founding Global Prairie in 2008, Ms. St. Peter spent ten years at Fleishman-Hillard International Communications. While at Fleishman-Hillard, Ms. St. Peter was the General Manager of the Kansas City office; Chair of the Global Healthcare Practice; and member of the firm’s Senior Management Committee. Ms. St. Peter is the Chair of the Greater Kansas City Chamber of Commerce, Vice Chair of the Greater Kansas City Community Foundation, a member of the Board of Directors of the Kansas City Area Life Sciences Institute, and a member of the Board of Directors of the Kansas City Area Development Council.
Donald H. Alexander has been a director of Blue Valley and member of its Audit Committee since 1992. Mr. Alexander has also been a director of the Bank since its formation in 1989. Mr. Alexander is a private investor with a background in commercial banking. In addition to his positions with Blue Valley and the Bank, Mr. Alexander has also been Chairman of Tulsa Power, LLC in Tulsa, Oklahoma, a machinery fabrication company, since 1998; Chairman of C.D.I, Industrial and Mechanical Contractors, Inc. in Kansas City, Kansas, since 2003; and President and Director of Alexander & Associates, Inc. in Kansas City, Missouri, a private investment company, since 1987. Mr. Alexander serves as a Director of the Winston Churchill Memorial Library in Fulton, Missouri, Advisory Director of Nijenrode International Business School of Breukelen, the Netherlands, and trustee of the Eye Institute, Kansas City, Missouri.

Robert D. Taylor has been a director of Blue Valley and the Audit Committee Chair since April 2006. Mr. Taylor is the Chairman and CEO of Executive AirShare Corporation. Mr. Taylor’s management experience includes serving as Chairman and CEO of Railroad Savings Bank, a $600 million publicly traded savings and loan, and Senior Vice President and Chief Financial Officer of Rent-A-Center, one of the largest consumer rental companies. Mr. Taylor serves as the Chairman of the Board of Elecsys Corporation, an Olathe, Kansas based contract manufacturer of electronic products and components. As a member of the Board of Elecsys, Mr. Taylor has served on the Audit and Compensation Committees. Mr. Taylor also serves as a Director of Inergy L.P., a Kansas City, Missouri based propane retailer. As a member of the Inergy Board, Mr. Taylor serves as a member of the Audit Committee. Mr. Taylor is a trustee of University of Kansas Endowment Fund and a member of the Board of Advisors for the School of Business at the University of Kansas.
Required Votes—Election of Director Nominees
Each nominee for the Board of Directors must be elected by a plurality of the votes cast in person or by proxy at a meeting at which a quorum is present. Therefore, any shares not voted (whether by abstention, withheld votes, broker non-votes or otherwise) have no impact on the election of a director, except to the extent that the failure to vote for an individual may result in another individual receiving a larger proportion of the total votes. If you sign the proxy but do not specify how you want your shares to be voted, your shares will be voted in favor of the election of each nominee listed on the proxy.
Each nominee has agreed to serve as director if elected and the Company is not aware of any nominee that will be unable to serve. If for any reason the nominee is unable to serve, the proxies will be voted for a substitute nominee selected by the Board.
PROPOSAL # 2: APPROVAL OF AN ADVISORY PROPOSAL ON THE COMPANY’S
EXECUTIVE PAY-FOR-PERFORMANCE COMPENSATION POLICIES AND PROCEDURES
The Board of Directors and Executive Management believe that our compensation policies and procedures are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of our stockholders. We also believe that both the Company and our stockholders benefit from responsive corporate governance policies and constructive and consistent dialogue. In accordance with the American Recovery and Reinvestment Act of 2009 (the “ARRA”), Blue Valley Ban Corp is providing stockholders with the right to cast an advisory vote on our executive compensation program at the Annual Meeting of Stockholders in 2009.
The proposal, commonly known as a “Say on Pay” proposal, gives each stockholder the opportunity to endorse or not to endorse our executive compensation program through the following resolution:
“Resolved, that the stockholders approve the overall executive pay-for-performance compensation policies and procedures employed by the Company, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding named executive officer compensation and the related narratives in this Proxy Statement.”
Because your vote is advisory, it will not be binding upon the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements.
The Board of Directors unanimously recommends a vote “FOR” the resolution expressing approval of the overall executive pay-for-performance compensation policies and procedures employed by the Company, as described in the Compensation Discussion and Analysis, and the tabular disclosure regarding named executive officer compensation and the related narratives in this Proxy Statement.

CORPORATE GOVERNANCE
Our business is managed by the Company’s employees under the direction and oversight of the Board. Except for Robert D. Regnier, our Chairman and Chief Executive Officer, none of our Board members are employees of the Company. We keep Directors informed of our business through discussions with management, materials provided to them, and their participation in Board and Board Committee meetings.
The Board has adopted a Code of Conduct and Business Ethics policy for employees, officers and directors and an Audit Committee Charter and Compensation Committee Charter to assist in providing a framework for the governance of the Company. Our Audit Committee Charter and Compensation Committee Charter are on our website at www.bankbv.com.
Director Independence
The Board reviews and determines the independence of each Director and nominee for election as a Director. The Board applies the definition of “independent directors”, as defined by the listing standards of the New York Stock Exchange. The Board has determined that each of the following non-employee directors of the Company is independent:
Donald H. Alexander
Michael J. Brown
Thomas A. McDonnell
Anne D. St. Peter
Robert D. Taylor
The Board determined that Robert D. Regnier, as an employed executive officer of the Company, is not independent.
Committees of the Board of Directors and Meeting Attendance
The Board had nine meetings during the last fiscal year. The only director who attended fewer than 75% of the meetings of the Board and Board-designated committees on which he served during the last fiscal year was Mr. Brown. The Company does not have a policy regarding Board member attendance at the Annual Meeting of Stockholders. However, four of the Company’s six Board members attended the 2008 Annual Meeting of Stockholders.
The Board has a standing Audit Committee appointed from among its members. Members of the Audit Committee include Mr. Alexander, Ms. St. Peter, and Mr. Taylor. All members of the Audit Committee are “independent directors” as defined by the listing standards of the New York Stock Exchange. The Board has determined that Mr. Taylor, Chairman of the Audit Committee, and Mr. Alexander, meet the requirements for being “audit committee financial experts” as the term is used under the Securities and Exchange Commission rules. The biographies of Mssrs. Taylor and Alexander are on page 5 and 6. The Board of Directors of the Company may also designate members of the Board of Directors of the Bank as non-voting advisory members of the Audit Committee. The Board has designated Suzanne Dotson and Charles Hunter as non-voting advisory members.
The Board formed the Compensation Committee from among its members during 2008. Members of the Compensation Committee include Mr. Alexander (Chairman of the Compensation Committee), Ms. St. Peter, and Mr. Taylor. All members of the Compensation Committee are “independent directors” as defined by the listing standards of the New York Stock Exchange. Recommendations for executive compensation, changes to employee benefit plans, and director compensation are determined by the Compensation Committee and presented and approved by the full Board of Directors of each of the Company and the Bank.

The Board does not have a standing Nominating Committee. The Board nominates persons to serve as directors of the Company, and with the exception of the CEO, the Board is composed of independent directors. The Board therefore believes that it is appropriate to not have a Nominating Committee or a Nominating Committee Charter. When considering director candidates, the Board will consider properly submitted stockholder nominations for candidates. The Board utilizes a variety of methods for identifying and evaluating nominees for directors. The Board assesses its number of directors periodically and determines whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the full Board considers various potential candidates for director. Candidates may come to the attention of the Board through current Board members, stockholders or other persons. These candidates are evaluated and may be considered at any point during the year. Stockholder nominations should be addressed to:
Blue Valley Ban Corp.
Attn: Chairman of the Board
11935 Riley
Overland Park, KS 66213
The Board will consider properly submitted stockholder nominations for director candidates, following verification of the stockholder status of persons proposing the candidates.
In evaluating nominations, the Board seeks to achieve a balance of knowledge, experience and capability on the Board. The Board considers candidates based upon several criteria, including their broad-based business and professional skills and experience, education, accounting, financial expertise, reputation, civic and community relationships, concern for the long-term interest of stockholders, personal integrity and judgment, and knowledge and expertise in the banking industry. When evaluating nominees, the composition of the entire Board is taken into account, including a desire for the Board to be composed of a majority of independent directors. In addition, the assessment of a candidate includes consideration of the number of public boards on which he or she serves because of the time requirements for duties and responsibilities associated with serving on the Board.
Compensation Committee Interlocks and Insider Participation
All of our executive officers and employees are employed by the Bank and do not receive separate compensation for positions held with the Company, Blue Valley Investment Corporation, Blue Valley Building Corp., or any other subsidiaries of the Company. Recommendations for executive compensation are determined by the Compensation Committee and presented and approved by the full Board of Directors of each of the Company and the Bank. During 2008, Robert D. Regnier, who is a director of the Company and the Bank and President and Chief Executive Officer of the Company and the Bank, as well as Mark A. Fortino, who is Chief Financial Officer of the Company and Executive Vice President and Chief Financial Officer of the Bank, participated in the deliberations of the Compensation Committee and the Boards of Directors of the Company and the Bank concerning executive compensation for employees other than themselves. There are no other reportable compensation committee interlocks or insider participation matters.
Code of Conduct and Ethics
The Company has had a written Code of Conduct-Addendum for Senior Financial Officers, and a Code of Conduct and Business Ethics Policy for employees of the Company and its subsidiaries for many years. The codes and policy include guidelines relating to financial reporting, legal and regulatory compliance, violation reporting, accountability, conflicts of interest, improper influence on conducts of audits, whistleblower protection, personal and business conduct, harassment and discrimination, and proprietary and confidential information.

Communications with the Board
Individuals may communicate directly with any member of the Board or any individual chairman of a committee of the Board by writing directly to those individuals at the following address:
Blue Valley Ban Corp.
11935 Riley
Overland Park, KS 66213
Communications that are intended for the non-management independent directors generally should be marked as such. The Company’s general procedure is to forward, and not to intentionally screen, any mail received at the Company’s corporate office unless the Company believes the communication may pose a security risk.
Certain Relationships and Related Transactions
The Bank periodically makes loans to our executive officers and directors, the members of their immediate families and companies with whom they are affiliated. These transactions are approved by the Board of Directors. As of December 31, 2008, the Bank had aggregate loans outstanding to such persons of approximately $28.7 million, which represented 37.54% of our stockholders’ equity of $76.4 million on that date. These loans:
•	were made in the ordinary course of business;

•	were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons; and

•	did not involve more than the normal risk of collectibility or present other unfavorable features.
The Company’s Board reviews and approves all transactions with related persons that exceed $120,000, and in which the related person had or will have a direct or indirect material interest.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires every director and officer and each person owning directly or indirectly more than 10% of any class of equity security which is registered pursuant to Section 12 of the Exchange Act, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Because the Company’s equity securities are not registered pursuant to Section 12 of the Exchange Act, such beneficial ownership reporting requirements are not applicable.
AUDIT COMMITTEE REPORT
The role of the Audit Committee is to assist the Board in its oversight of the Company’s accounting, auditing and financial reporting processes. During 2008, the Company’s Audit Committee consisted of three “independent” directors, as defined by the listing standards of the New York Stock Exchange, as well as two advisory members who are directors of the Bank. The Audit Committee has general responsibility for oversight of financial controls, as well as our accounting, regulatory and audit activities, and annually reviews the qualifications of our independent auditors. The Audit Committee operates pursuant to a written charter which was last reviewed and approved by the Board in August 2008. As set forth in the charter, management of the Company is responsible for establishing and maintaining the Company’s internal control structure over financial reporting, for preparing the Company’s financial statements in accordance with generally accepted accounting principles and applicable laws and regulations, safeguarding and management of assets, and ensuring compliance with federal and state laws and regulations. Management is also responsible for conducting an evaluation of the effectiveness of the internal control over financial reporting based on the framework in Internal Control – Integrated Framework issued by the committee of Sponsoring Organizations of the Treadway Commission. The Company’s independent auditors, BKD, LLP, are responsible for performing an independent audit of the Company’s financial statements and expressing an opinion as to their conformity with accounting standards generally accepted in the United States of America.
During the year ended December 31, 2008, the Audit Committee met seven times and the Audit Committee discussed with management and the independent auditors all interim financial information prior to public release.
In the performance of its oversight function, the Audit Committee has received from the independent accountants a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence, consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with the independent auditor the independent auditor’s independence, including but not limited to any relationships that may impact their objectivity and independence, and satisfied itself as to the independent auditors independence. The Audit Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Committee reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks.
The Audit Committee has discussed and reviewed the audited financial statements and management’s assessment on internal control over financial reporting with management and with BKD, LLP as of December 31, 2008. The Audit Committee has also discussed with BKD, LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect.
The Audit Committee reviewed with management and the independent auditors, the audited financial statements of the Company as of and for the fiscal year ended December 31, 2008. Pursuant to this review, the Audit Committee recommended to the Board that the audited financial statements referred to above be included in the Company’s 2008 Annual Report to Stockholders and Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission.
The Audit Committee has selected and approved BKD, LLP as the Company’s independent public accountants for fiscal year 2009.
Submission by The Audit Committee of the Company’s Board:
Robert D. Taylor, Chairman of the Audit Committee
Donald H. Alexander
Anne D. St. Peter
Charles H. Hunter, advisory member
Suzanne E. Dotson, advisory member
Independent Auditors and Fee Information
BKD, LLP has served as independent auditor of the Company since 1989. Such services include the audit of the financial statements of the Company for the recently completed fiscal year, review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q and other appropriate services as approved. A member of BKD, LLP is expected to attend the annual meeting and, if present, will have the opportunity to make a statement if desired. Such member will also be available to respond to appropriate questions from the stockholders.
The following is a summary of fees billed by BKD, LLP for professional services rendered during the fiscal years ended December 31, 2008 and 2007:

	2008	2007
	( in thousands)
Audit fees	$157	$148
Audit-Related fees	—	—
Tax fees	30	28
All other fees	—	—

Total	$187	$176
Audit fees paid to BKD, LLP are for professional services rendered for the audit of the Company’s annual consolidated financial statements, reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, and S-1 filing in 2008. Audit fees in 2007 also included an audit of the purchase accounting resulting from the acquisition of Unison Bancorp, Inc. and its subsidiary, Western National Bank, in 2007. Tax fees include fees paid for the preparation and review of the Company’s state and federal tax returns and tax consulting services. All other fees include other permitted advisory services. The Audit Committee has considered and found that the provision of services by BKD, LLP covered above is compatible with maintaining their independence. During 2008, 100% of the total fees disclosed in the Independent Auditor Fee Information table were specifically approved by the Audit Committee.
The Audit Committee has adopted the following guidelines for pre-approval of audit and permitted non-audit services provided by the Company’s independent auditor. Annually the Audit Committee will review the fee proposal and engagement letter for audit services to be performed along with other permitted services including audit-related and tax services to be provided by the independent registered public accountant. If agreed to by the Audit Committee, the engagement letter is formally accepted by the Audit Committee.
For non-audit services, Company management submits to the Audit Committee for approval significant non-audit services that it recommends the Audit Committee engage the independent auditor to provide for the fiscal year. The Audit Committee has delegated to the Chair of the Audit Committee the authority to grant pre-approval for non-audit services not to exceed $15,000 per engagement. The decision of the Chair is then presented to the full Audit Committee at its next scheduled meeting. Company management and the independent auditor will each confirm to the Audit Committee that each non-audit service recommended is permissible under all applicable legal requirements.
(THIS SPACE INTENTIONALLY LEFT BLANK)

COMPENSATION DISCUSSION AND ANALYSIS
As with many companies in the financial services sector, the recent and ongoing financial downturn had a significant impact on the Company’s 2008 results of operations and on the price of the Company’s stock. Consistent with the objectives of aligning the compensation of the Company’s executive officers with the annual and long-term performance of the Company and the interests of the Company’s stockholders, these factors have been reflected in the compensation of the Company’s named executive officers for 2008.
This section contains a description and analysis of the compensation programs and decisions the Board made for 2008 for our Chief Executive Officer, Chief Financial Officer, and the Company’s named executive officers. The executive officers as of December 31, 2008 were as follows:

Name	Title
Robert D. Regnier	President, Chief Executive Officer and Chairman of the Board of Directors of Blue Valley; President, Chief Executive Officer and Chairman of the Board of Directors of the Bank

Mark A. Fortino	Executive Vice President and Chief Financial Officer of the Bank; Chief Financial Officer of Blue Valley

Bruce A. Easterly	Executive Vice President – Chief Lending Officer of the Bank

Bonnie M. McConnaughy	Senior Vice President – Operations of the Bank

Sheila C. Stokes	Senior Vice President – Retail Division of the Bank
Ralph J. Schramp served as a named executive officer until November 10, 2008 when Mr. Easterly replaced Mr. Schramp as the Chief Lending Officer.
Background of Executive Officers
Robert D. Regnier (age 60) has been a director and the President and Chief Executive Officer of Blue Valley and the Bank since their formation in 1989. He has also been the sole director and President and Chief Executive Officer of Blue Valley Investment Corporation since its formation in 1995, and of Blue Valley Building Corp. since its formation in 1994. Prior to forming Blue Valley, Mr. Regnier held various managerial positions with Boatmen’s Bank and Trust and Boatmen’s First National Bank of Kansas City. Mr. Regnier has over 35 years of experience in a number of banking areas, including lending, investments, personnel, administration, trust, operations, new business development and mergers. Mr. Regnier serves on the Board of Directors of the Greater Kansas City Chamber of Commerce, Civic Council of Greater Kansas City, Union Station Kansas City, Inc., Greater Kansas City Chamber Johnson County Leadership Council, Johnson County Community College Foundation, Arts Council of Greater Kansas City, Greater Kansas City Community Foundation, Midwest Research Institute, Nelson Atkins Museum of Art, University of Kansas Hospital Authority, University of Kansas Medical Center Advancement Board, Kansas Venture Capital, Inc., and Applied Measurement Professionals.
Mark A. Fortino (age 42) has been Chief Financial Officer and/or Treasurer of Blue Valley, Blue Valley Investment Corporation and Blue Valley Building Corp., and Senior Vice President and Chief Financial Officer of the Bank since May 1998. In November 2008, Mr. Fortino was promoted to Executive Vice President. As such, he is responsible for oversight of all financial reporting and analysis for Blue Valley, as well as oversight of operations, human resources, compliance, internal audit, loan review, information technology, facilities and administration. Mr. Fortino also serves on the Technology, Asset/Liability Management, Compliance, Marketing and Work-Life Committees of the Bank. Mr. Fortino is a certified public accountant, and for ten years prior to joining Blue Valley served in various positions, including Audit Manager, at Baird, Kurtz & Dobson (now BKD, LLP), a public accounting firm in Kansas City, Missouri. His prior experience includes bank consulting and auditing, bank mergers and acquisitions, public securities offerings and periodic SEC reporting. Mr. Fortino is a member of the Missouri Society of CPAs and the American Institute of CPAs. Mr. Fortino is the Treasurer and serves on the Finance Committee of the Girl Scouts of NE Kansas and NW Missouri and is the immediate past chair of the University of Kansas Accounting and Information Systems Advisory Board.

Bruce Easterly (age 49) joined the Bank as Executive Vice President – Chief Lending Officer on November 10, 2008. Prior to this, he served as Executive Vice President and Chief Lending Officer with Valley View State Bank — a $704 million bank in Overland Park, Kansas. While at Valley View State Bank, he was Chief Lending Officer responsible for managing the Commercial and Real Estate Lending Division. Prior to Valley View, he served as 1st VP Senior Commercial Lender with the Bank of Blue Valley (the “Bank”) in Overland Park, KS from April 2002 through August 2008. At the Bank, he was responsible for managing the commercial lending team as well as a $53 million dollar loan portfolio. Mr. Easterly has a BS in Business Economics from Southern Illinois University and an MBA in Finance from DePaul University’s Graduate School of Business.
Bonnie M. McConnaughy (age 49) joined the Bank in 1990.  In December of 2008, Bonnie was promoted to Senior Vice President.  As such, she is responsible for the oversight of the Deposit Operations, Retail Deposit Operations and e-Business Solutions departments as part of the Finance Administration and Operational Solutions Division.  Bonnie also handles implementation for new products and acts as the primary contact for the Bank’s core processing provider.  Bonnie also serves on the Technology, Asset/Liability Management, Compliance and Marketing Committees of the Bank.  Bonnie is also the Security Officer for the Bank.  Bonnie has been in banking since 1980, holding various positions including Teller, Personal Banker, Loan Operations and Deposit Operations and is a certified Paralegal with an Associates Degree in Paralegal Studies.
Sheila C. Stokes (age 47) has been with the Bank since 2001 as Senior Vice President, leading the Bank’s Retail Division. Ms. Stokes is responsible for all Retail sales and activities, Private Banking, Call Center, Marketing, and Wealth Management services. Ms. Stokes has been employed in banking for over 25 years with experience as a Personal Banker, Banking Center Manager and Regional Sales Manager. Prior to joining Bank of Blue Valley she was Vice President, Regional Sales Manager at Bank of America, Kansas City, Missouri.
Ralph J. Schramp (age 59) joined the Bank in 2002 and is currently Senior Vice President - Commercial Lending Business.  In this capacity, he is responsible for managing a commercial portfolio and managing and directing the Bank’s branch President’s.  In 2008, Mr. Schramp was considered a named executive until November 10, 2008 when Mr. Easterly succeeded him as Chief Lending Officer. Mr. Schramp has over 30 years of banking experience in Iowa, Missouri, and Kansas.  He began his banking career with Davenport Bank & Trust Company, Davenport, Iowa in 1972 to 1976.  He served in several capacities with United Missouri Bank beginning in 1976, including President and CEO of United Missouri Bank of Blue Springs, Missouri from 1979 to 1983.  He served as Senior Commercial Loan Officer at MidAmerican Bank & Trust Company, Roeland Park, Kansas from 1984 to 1986 and President and CEO of Truman Bank and Trust Company, Grandview, Missouri from 1986 to 1993.  After holding lending and business development positions from 1993 to 1999 with Mercantile Bank, Kansas City, Missouri and Community Bank, Prairie Village, Kansas, Mr. Schramp spent three years as Vice President of Finance & Administration for a manufacturing company in Grandview, Missouri.  Mr. Schramp is the Advisory Board Chairman, member of the Foundation Board for Sisters of St. Francis of the Holy Eucharist, and is Chairman of the Finance Council of Church of the Nativity.
Appointment of New Members of Executive Management
Effective November 10, 2008, Mr. Easterly was hired as an Executive Vice President and became the Chief Lending Officer. Effective December 17, 2008, Ms. McConnaughy was promoted to an executive officer.
Objectives of our Compensation Program
The Company seeks to attract, motivate and retain highly-qualified executive officers and compensate them to maximize short-term and long-term benefits to the Company and its stockholders. To accomplish this goal, the total compensation of the Company’s executive officers includes base compensation as well as incentive compensation in the form of cash bonuses and equity incentive grants. The compensation program of the Company has the following elements:
1.	Measurable goals that promote the interests of our employees, customers and stockholders;

2.	Long-term incentive compensation programs; and

3.	Competitive pay practices
Role of the Compensation Committee
The Compensation Committee provides overall guidance to the Board of Directors of the Company and the Bank with respect to the establishment, maintenance and administration of the Company’s compensation programs and employee benefit plans, including review and approval of the Chief Executive Officer’s and other executive officer’s compensation and incentives. When determining the appropriate level of executive compensation, including that for the CEO, the Compensation Committee considers factors such as compensation surveys and research data, duties performed by each executive and the level of performance of each executive’s department(s) and/or area(s) of responsibility, as well as the overall performance of the Company. In addition, the Compensation Committee reviews and approves all disclosures regarding executive compensation, including the Compensation Discussion and Analysis, required to be included in the Company’s proxy statement.
Compensation Sources
In 2008, the First Vice President – Human Resources evaluated the Company’s compensation practices and individually analyzed the executive officer compensation against other similarly situated financial services institutions. Information was accumulated and recommendations were provided to the Compensation Committee for review and determination of appropriate compensation. Industry specific sources that are publicly available were used for this analysis including:
          Industry Sources:
•	Kansas Bankers Association Compensation & Benefits Survey May 2008

•	American Bankers Association 2008 Compensation & Benefits Survey

•	2008/2009 Financial Services Survey Report on Executive and General Industry Personnel Compensation – Watson Wyatt Data Services

•	2008/2009 Financial Services Survey Report on Commercial Lending and Trust Services Personnel Compensation – Watson Wyatt Data Services

•	2008/2009 Financial Services Survey Report on Consumer Finance and Mortgage Based Banking Personnel Compensation – Watson Wyatt Data Services

•	2008/2009 Financial Services Survey Report on Retail Banking Personnel Compensation – Watson Wyatt Data Services

•	2008 Executive Compensation Review for Banks and Thrifts – SNL Financial
This analysis revealed that all of the Company’s executive officers were compensated at approximately the median range of the 50th percentile. None of the executive officers’ pay was found to be unreasonable or out of the range of compensation paid by the peer group for individuals in similar roles with similar responsibilities. In addition, the total 2008 annual compensation for the named executive officers as a group decreased approximately 12.67%, excluding the addition of an additional executive officer to the group in December 2008.
Participation in the U.S. Treasury’s Capital Purchase Plan
The Emergency Economic Stabilization Act of 2008 (“EESA”) was signed into law on October 3, 2008. This legislation was principally designed to allow the U.S. Treasury Department (the “Treasury”) and other government agencies to take action to restore liquidity and stability to the U.S. financial system. This legislation authorized the Treasury, through the Troubled Asset Relief Program (the “TARP”), to purchase from financial institutions and their holding companies up to $700 billion in mortgage loans and certain other financial assets, including debt and equity securities issued by financial institutions and their holding companies. The Treasury allocated $250 billion to the TARP Capital Purchase Program (the “CPP”). The Company’s Board of Directors approved the Company’s participation in the program and the Company entered into a Securities Purchase Agreement – Standard Terms on December 5, 2008. Pursuant to the agreement, the Company issued and sold to the Treasury 21,750 shares of Fixed Rate Cumulative Perpetual Preferred Stock, along with a ten year warrant to purchase 111,083 shares of the Company’s common stock, for a total cash price of $21.75 million. In connection with the participation in the CPP, the Company is required under The American Recovery and Reinvestment Act of 2009 (the “ARRA”), enacted on February 17, 2009, for the duration of the period that the Treasury holds any equity or debt position in the Company acquired under the CPP (the “Restricted Period”), to take the following actions with respect to its executive compensation arrangements relating to its executive officers:
•	require that bonus, incentive compensation, and retention payments made to the Senior Executive Officers (the executive officers listed on page 12) and the next 20 most highly compensated employees are subject to recovery or “clawback” by the Company if the payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria;

•	prohibit paying any “golden parachute” payment to any Senior Executive Officer or any of the next five most-highly compensated employees, generally meaning any payment in the nature of compensation to (or for the benefit of) an executive officer made in connection with an applicable severance from employment other than compensation earned for services rendered or accrued benefits;

•	prohibit paying or accruing any bonus, retention award or incentive compensation to the most highly compensated employee, except for awards of long-term restricted stock that have a value equal to no greater than one-third of such executive’s annual compensation and do not fully vest during the Restricted Period; and

•	review of bonuses, retention awards, and other compensation paid to the Senior Executive Officers and the next 20 most-highly compensated employees to determine whether any such payments were inconsistent with the purposes of the TARP or otherwise against public interest.
The ARRA also sets forth additional corporate governance obligations of TARP recipients. These additional obligations include: (i) semi-annual meetings of the Compensation Committee of the Board of Directors (comprised entirely of independent directors) to discuss and evaluate employee compensation plans in light of an assessment of any risk posed from such compensation plans; (ii) company-wide policies regarding excessive or luxury expenditures; (iii) non-binding stockholder say on pay proposals to be included in proxy materials; and (iv) written certifications by the chief executive officer and chief financial officer with respect to compliance with the compensation requirements of the ARRA. The ARRA amends ESSA to require a financial institution’s chief executive officer and chief financial officer to annually certify that the financial institution is in compliance with the compensation requirements of the ARRA. Because the Treasury has not promulgated rules based on the ARRA, the Compensation Committee has indicated its efforts to comply with EESA in the Compensation Committee Report included herein. The Compensation Committee will comply in all material respects with the EESA, the ARRA and all applicable rules and regulations, as the same are promulgated or amended from time to time.
Performance Reviews
At the beginning of fiscal year 2008, the Board of Directors and executive officers established the performance goals for 2008. These performance goals factor into the annual performance reviews for each executive officer. At the end of each fiscal year, the Company’s executive officers perform a self-evaluation of their performance and goals. The Company’s CEO conducts the performance evaluations of each of the executive officers and presents the recommendations to the Compensation Committee as to their compensation for the upcoming year, which is then presented to the Boards of Directors of the Company and Bank. The performance review of the CEO is based on the financial performance of the Company, achievement of goals, and overall management of risk. The Compensation Committee and Boards of Directors discuss the CEO’s performance and recommend and approve the compensation for the upcoming year.

Elements of Compensation
Total compensation for executive officers consisted of the following components:
Base Salary
An executive officer’s base salary is a guaranteed element of annual compensation on which he or she may rely regardless of performance. The base salary for each executive officer reflects his or her position, responsibilities and contributions relative to other executives and applicable market data. Base salary is reviewed each December, as well as other times to recognize a promotion or change in job responsibilities as necessary.
Annual Incentive Cash Compensation
The Company’s Incentive Compensation Plan is a cash incentive plan to reward our executive officers for the achievement of the Company’s annual performance goals. In awarding annual cash incentives, the Board considers the Company’s financial performance compared to the annual target for Return on Equity, or “ROE”.
The Company’s executive officers are eligible to receive an annual cash incentive equal to a percentage of their base salary based entirely on whether the Company’s ROE was achieved. The range of potential annual cash incentives as a percentage of base salary for our executive officers is as follows, and is based on achievement of an annual ROE of 10% to greater than or equal to 20%:

Name	Annual Cash Incentive Ranges
Robert D. Regnier	10% to 100%
Mark A. Fortino	10% to 75%
Bruce A. Easterly	10% to 75%
Bonnie M. McConnaughy	10% to 75%
Sheila C. Stokes	10% to 75%
Ralph J. Schramp	10% to 75%
If the Company does not achieve an ROE of at least 10%, then no cash incentives are paid. For years that the Company exceeds an ROE of 10%, the eligible incentive increases incrementally as ROE increases. There were no annual cash incentive awards for Mr. Regnier, Mr. Fortino, Mr. Easterly, Ms. McConnaughy, Ms. Stokes, and Mr. Schramp during 2008 or 2007, as the Company did not achieve an ROE of at least 10%. For 2006, the annual cash incentive awards for Mr. Regnier, Mr. Fortino, Ms. Stokes, and Mr. Schramp were approximately 37%, 29%, 29%, and 29%, respectively. In 2006, Mr. Easterly and Ms. McConnaughy were not considered executive officers.
Long-Term Retention Bonus Plan
The Long-Term Retention Bonus Plan was approved by the Board in December 2006.  It is effective for years ending December 31, 2007 and after.  The plan creates a bonus pool that is only paid out when the prior three year average ROE is greater than or equal to 14% or when the participant becomes eligible to retire, becomes disabled or dies, or in the case of a change in control. The plan is unfunded, but has been fully accrued for by the Company. Credits to the plan will equal 50% of each executive officer’s year end bonus. If no bonus is paid, no amount would be credited under the terms of the plan. This additional bonus credit will create a Long-Term Retention Bonus Pool for that executive officer.  One-third of the balance will be paid out in qualifying years, however the entire pool balance is forfeited upon termination of employment.  If the executive officer provides 20 years of service and reaches 55 years of age, or reaches Social Security Retirement age, 100% of the remaining pool balance is paid out to the executive officer.  The first possible payout will be in January of 2012, provided the previous three-year average ROE exceeds 14%. During 2008, the Company did not meet the ROE requirements for Bonus and thus no long-term retention bonus credit was made. During 2007, although the Company did not meet the ROE requirements for Bonus and therefore no long-term retention bonus credit would be made under the terms of the plan, the Board decided to make a discretionary credit to the Long-Term Retention Bonus Plan. This discretionary credit was made in an effort to retain our officer talent long-term. As a result of performance in 2007 and 2008, it is unlikely that a long-term retention bonus will be made until 2012.
Long-Term Equity Awards
The Company has historically awarded stock option and restricted stock grants to provide our executive officers with long-term equity awards for performance, to more closely align their interests with the Company’s stockholders, and to retain talented executives. The 1998 Equity Incentive Plan, amended and restated as of May 14, 2003, provides for the issuance of equity-based awards, including restricted stock and stock options. Commencing in 2003, the Company began issuing restricted stock in lieu of non-qualified stock options. The restricted stock awarded to the CEO and executive officers is determined at the discretion of the Compensation Committee and Board of Directors. Restricted stock awarded to the CEO and executive officers for 2008 performance (grant date February 1, 2009) was 1,800 shares for the CEO and 600 shares for each executive officer except Ms. McConnaughy and Mr. Schramp. Ms. McConnaughy received 300 shares as she was not named an executive officer until December 2008 and Mr. Schramp received 300 shares as he was not a named executive officer at the end of December 2008. Restricted stock awarded to the CEO and executive officers for 2007 performance (grant date February 1, 2008) was 1,800 shares for the CEO and 600 shares for each executive officer. The stock award for the CEO for 2008 performance, vested immediately, while the stock granted for 2007 performance had a one year vesting date. The restricted stock for the executive officers vests over 3 years. The value of the shares awarded, combined with all other forms of compensation, is reviewed by the Compensation Committee and Board of Directors in determining the appropriate number of shares to be awarded.
Unvested restricted stock grants are normally forfeited upon termination of employment. However, in the case of death or disability, the restricted shares become non forfeitable.
Other Benefits
Other benefits provided by the Company include the following retirement plans: 401(k) Plan and Profit Sharing Plan. For the 401(k) Plan, the Company matches 100% on the first 3% deferred by the individual and 50% match on the next 2% deferred by the individual. All funds are immediately 100% vested. For the Profit Sharing Plan, the Company makes contributions to the Plan based on Company profits. In 2008, based on the performance of the Company, the Compensation Committee and Board of Directors approved no contribution to the Profit Sharing Plan for the 2008 plan year. The Board determines the amount to be contributed each year. Eligibility to participate is after one year of service. Vesting is at 20% each year.
The Company believes that the benefits and perquisites it provides to its executive officers are within competitive practice and customary for executives in key positions at comparable companies. These benefits serve the Company’s goal of offering competitive compensation that allows the Company to attract, motivate and retain highly-qualified executive officers and compensate them to maximize short-term and long-term benefits to the Company and its stockholders.
Employment Agreements
Mr. Regnier, Mr. Fortino, Mr. Easterly, Ms. McConnaughy, Ms. Stokes, and Mr. Schramp each has an oral agreement with the Company for “at will” employment which includes the following:
1.	Entitlement to a salary, adjusted annually by the Board;

2.	Participation in the annual incentive bonus program (incentive is based upon the ROE of the Company);

3.	Eligibility for incentive awards under the 1998 Equity Incentive Plan, as determined by the Board;

4.	Entitlement to medical and disability insurance and other forms of health, life and other insurance and/or benefits provided by the Company to its employees; and

5.	Entitlement to paid time off and all other employee benefits provided by the Company to its employees, except for Mr. Regnier who is not eligible to participate in the Employee Stock Purchase Plan due to his greater than 5% ownership in the Company.

As a participant of the CPP, each executive officer has signed a waiver voluntarily waiving any claim against the Treasury or the Company for any changes to compensation and benefits that were required to comply with regulations issued by the Treasury. Each executive acknowledged in the waiver that this regulation may require modification of compensation, bonus, incentives, and other benefit plans, arrangements, policies and agreements that the individual may have with the Company as they relate to the period the Company is a participant in the CPP.
COMPENSATION COMMITTEE REPORT
As noted previously under the Corporate Governance and Committees of the Board of Directors, the Board created a standing Compensation Committee during 2008. The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on the review and discussion, the Compensation Committee of the Company’s Board of Directors determined to include the Compensation and Analysis in the Proxy Statement for filing with the Securities and Exchange Commission.
In addition, the Compensation Committee certifies that it has reviewed the Company’s Senior Executive Officers’ incentive compensation arrangements with the appropriate Company personnel and has made reasonable efforts to ensure that such arrangements do not encourage executive officers to take unnecessary and excessive risks that threaten the value of the Company.
Submission by the Compensation Committee:
Donald H. Alexander, Chairman of the Compensation Committee
Anne D. St. Peter
Robert D. Taylor

EXECUTIVE COMPENSATION
The Summary Compensation Table below provides summary information concerning compensation that was paid or accrued for fiscal years ended December 31, 2008, 2007 and 2006 to or on behalf of the Chief Executive Officer, Chief Financial Officer, the three other highest paid executive officers whose salary and bonus for 2008, 2007 and 2006 was in excess of $100,000, and one individual for whom disclosure would have been provided but for the fact the individual was not serving as an executive officer at the end of the year. Executive officers do not have employment contracts assuring continued employment, but do have oral agreements for “at will” employment as discussed above.
SUMMARY COMPENSATION TABLE

				Long Term
				Retention	Stock	All Other
Name and Principal Positions	Year	Salary	Bonus (1)	Bonus (2)	Awards (3)	Comp (4)	Total

Robert D. Regnier	2008	$265,300	$—	$—	$45,000	$11,427	$321,727
President, Chief Executive Officer and	2007	$265,200	$—	$13,260	$57,600	$23,973	$360,033
Chairman of the Board of Directors of	2006	$255,000	$94,520	$—	$63,000	$25,480	$438,000
Blue Valley; President, Chief Executive Officer and Director of the Bank

Mark A. Fortino	2008	$145,100	$—	$—	$15,000	$6,350	$166,450
Chief Financial Officer of Blue Valley;	2007	$138,320	$—	$6,916	$19,200	$18,502	$182,938
Executive Vice President and Chief	2006	$133,000	$38,636	$—	$21,000	$17,451	$210,087
Financial Officer of the Bank

Bruce A. Easterly (5)	2008	$90,437	$20,000	$—	$15,000	$3,771	$129,208
Executive Vice President – Chief Lending Officer of the Bank

Bonnie M. McConnaughy (5)	2008	$90,000	$—	$—	$7,500	$3,888	$101,388
Senior Vice President – Operations of the Bank

Sheila C. Stokes	2008	$128,100	$—	$—	$15,000	$5,696	$148,796
Senior Vice President – Retail Division of	2007	$124,800	$—	$6,240	$19,200	$16,764	$167,004
the Bank	2006	$120,000	$34,860	$—	$21,000	$16,081	$191,941

Ralph J. Schramp (6)	2008	$135,100	$—	$—	$7,500	$6,273	$148,873
Senior Vice President – Commercial of	2007	$124,800	$—	$6,240	$19,200	$16,999	$167,239
the Bank	2006	$120,000	$34,860	$—	$21,000	$16,358	$192,218

(1)	Amounts reflected in the Bonus column reflect cash incentive awards earned in 2008, 2007 and 2006, and paid in 2009, 2008 and 2007, respectively, which is discussed in further detail under the Annual Incentive Cash Compensation on page 16 in the Compensation Discussion and Analysis.

(2)	The Company did not meet the ROE requirements for bonus and thus no long term retention bonus was recorded for 2008. During 2007, although the Company did not meet the ROE requirements for bonus, the Board decided to make a discretionary distribution to the Long-Term Retention Bonus Plan. Amounts reflected in the Long-Term Retention Bonus column represent the discretionary cash award earned and placed in the long-term bonus pool for that executive officer. Future payout of the award can not be determined at this time and is dependent on several factors including future financial performance of the Company, as discussed under the Long-Term Retention Bonus Plan on page 16 in the Compensation Discussion and Analysis.

(3)	In December 2008, the Board approved restricted stock awards for 2008 performance with a grant date of February 1, 2009. Mr. Regnier was awarded 1,800 shares of stock, which vested immediately on February 1, 2009. Mr. Fortino, Mr. Easterly, and Ms. Stokes were each awarded 600 shares of restricted stock. Ms. McConnaughy and Mr. Schramp were awarded 300 shares of restricted stock. Management’s estimate of the fair value of our common stock at grant date, February 1, 2009, was $25.00 per share based upon the last trade which occurred on January 28, 2009. In December 2007, the Board approved restricted stock awards for 2007 performance with a grant date of February 1, 2008. Mr. Regnier was awarded 1,800 shares of restricted stock and Mr. Fortino, Ms. Stokes and Mr. Schramp were each awarded 600 shares of restricted stock. Management’s estimate of the fair value of our common stock at grant date, February 1, 2008, was $32.00 per share based upon the last trade which occurred on January 24, 2008. In December 2006, the Board approved restricted stock awards for 2006 performance with a grant date of February 1, 2007. Mr. Regnier was awarded 1,800 shares of restricted stock and Mr. Fortino, Ms. Stokes and Mr. Schramp were each awarded 600 shares of restricted stock. Management’s estimate of the fair value of our common stock at grant date, February 1, 2007, was $35.00 per share based upon the last trade on February 1, 2007.

(4)	All Other Compensation is comprised of the following amounts:

					Cash
					Dividends
				Premiums	Paid on
			Profit	for Group	Stock	Total All
		401(k)	Sharing	Term Life	Awards	Other
Name		Match	Contribution	Insurance	(a)	Compensation
Robert D. Regnier	2008	$9,200	$—	$1,579	$648	$11,427
	2007	$9,000	$13,941	$1,032	$—	$23,973
	2006	$8,800	$14,298	$1,032	$1,350	$25,480

Mark A. Fortino	2008	$5,804	$—	$114	$432	$6,350
	2007	$7,078	$10,964	$100	$360	$18,502
	2006	$6,434	$10,467	$100	$450	$17,451

Bruce A. Easterly	2008	$3,462	$—	$93	$216	$3,771

Bonnie M. McConnaughy	2008	$3,600	$—	$72	$216	$3,888

Sheila C. Stokes	2008	$5,124	$—	$140	$432	$5,696
	2007	$6,386	$9,892	$126	$360	$16,764
	2006	$5,907	$9,598	$126	$450	$16,081

Ralph J. Schramp	2008	$5,404	$—	$437	$432	$6,273
	2007	$6,386	$9,892	$361	$360	$16,999
	2006	$5,923	$9,624	$361	$450	$16,358

(a)	Amounts reflect cash dividends paid on unvested restricted stock in 2008, 2007 and 2006. Mr. Regnier had no unvested restricted stock as of the dividend record date for dividends paid in 2007.
(5)	Mr. Easterly and Ms. McConnaughy were not considered executive officers in 2007 and 2006.

(6)	Mr. Schramp was a named executive officer in 2006, 2007 and until November 10, 2008.

Grants of Plan-Based Awards in 2008

			Estimated Possible Payout			Estimated Future Payouts
			Under Non-Equity Incentive			Under Equity Incentive Plan
			Plan Awards (1)			Awards
All Other
									Stock	Grant Date
									Awards:	Fair Value
									Number of	of
									shares of	Restricted
									Restricted	Stock
		Board	Threshhold	Target	Maximum	Threshhold	Target	Maximum	Stock	Awards
Name	Grant Date	Action Date	($)	($)	($)	($)	($)	($)	(#) (2)	($)

Robert D. Regnier	12/17/2008	12/17/2008		$—
	02/01/2009	12/17/2008							1,800	$25

Mark A. Fortino	12/17/2008	12/17/2008		$—
	02/01/2009	12/17/2008							600	$25

Bruce A. Easterly	12/17/2008	12/17/2008		$—
	02/01/2009	12/17/2008							600	$25

Bonnie M. McConnaughy	12/17/2008	12/17/2008		$—
	02/01/2009	12/17/2008							300	$25

Sheila C. Stokes	12/17/2008	12/17/2008		$—
	02/01/2009	12/17/2008							600	$25

Ralph J. Schramp	12/17/2008	12/17/2008		$—
	02/01/2009	12/17/2008							300	$25

(1)	Future payout of the Long-Term Retention Bonus Plan is dependent on several factors, including financial performance of the Company as discussed on page 16 in the Compensation Discussion and Analysis. The award provides for a single estimated payout, thus there are no threshold or maximum amounts payable under the plan. As the Company did not meet the requirements for Bonus in 2008, no amounts were credited to the Long-Term Retention Bonus plan.

(2)	Represents restricted stock granted under the 1998 Equity Incentive Plan, amended and restated as of May 14, 2003, as described under Long-Term Equity Awards on page 17 in the Compensation Discussion and Analysis.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
									Equity
									Incentive
								Equity	Plan
			Equity					Incentive	Awards:
			Incentive					Plan	Market or
			Plan					Awards:	Payout
			Awards:			Number of	Market	Number of	Value of
	Number of	Number of	Number of			Shares of	Value of	Unearned	Unearned
	Securities	Securities	Securities			Restricted	Shares of	Shares or	Shares or
	Underlying	Underlying	Underlying			Stock That	Stock That	Other	Other
	Options (#)	Unexercised	Unexercised	Option	Option	Have Not	Have Not	Rights That	Rights
	Exercisable	Options (#)	Unearned	Exercise	Expiration	Vested (#)	Vested	Have Not	That Have
Name	(1)	Unexercisable	Options	Price	Date	(2)	(3)	Vested	not Vested

Robert D. Regnier	—	—	—	$—	—	1,800	$27,000	—	$—

Mark A. Fortino	—	—	—	$—	—	1,200	$18,000	—	$—

Bruce A. Easterly	375	—	—	$25.00	12/12/2012	600	$9,000	—	$—

Bonnie M. McConnaughy	750	—	—	$16.50	12/20/2010	600	$9,000	—	$—
	750	—	—	$19.50	12/13/2011
	500	—	—	$25.00	12/12/2012

Sheila C. Stokes	4,000	—	—	$19.50	12/13/2011	1,200	$18,000	—	$—
	2,400	—	—	$25.00	12/12/2012

Ralph J. Schramp	600	—	—	$25.00	12/13/2012	1,200	$18,000	—	$—

(1)	All amounts represent non-qualified stock options awarded under the 1998 Equity Incentive Plan, amended and restated as of May 14, 2003.

(2)	Represents restricted stock granted under the 1998 Equity Incentive Plan, amended and restated as of May 14, 2003. Mr. Regnier was awarded 1,800 shares in 2008. These shares vested on February 1, 2009. Mr. Fortino, Ms. Stokes and Mr. Schramp were each awarded 600 shares in 2008 and 600 shares in 2007. Mr. Easterly and Ms. McConnaughy were each awarded 300 shares in 2008 and 2007 as they were not considered executive officers at the time of the award. The shares awarded in 2008 vest on February 1, 2011 and the shares awarded in 2007 vest on February, 1, 2010.

(3)	Management’s estimate of the fair value of our common stock at December 31, 2008 was $15.00 per share based upon the last trade of 2008 which occurred on December 11, 2008.

Option Exercises and Stock Vested in 2008
The following table sets forth information with respect to the executive officers identified in the prior table concerning the exercise of options and stock vested during 2008.

	Option Awards			Stock Awards
		Number		Number
		of Shares	Value	of Shares
		Acquired	Realized	Acquired
		on	on	on		Value
		Exercise	Exercise	Vesting		Realized on
Name	Year	(#)	($)	(#)		Vesting ($)
Robert D. Regnier	2008	—	—	1,800	(1)	$57,600

Mark A. Fortino	2008	—	—	600	(1)	$9,000

Bruce A. Easterly	2008	—	—	300	(1)	$4,500

Bonnie M. McConnaughy	2008	2,300 (2)	$42,838	300	(1)	$4,500

Sheila C. Stokes	2008	—	—	600	(1)	$9,000

Ralph J. Schramp	2008	—	—	600	(1)	$9,000

(1)	Mr. Regnier had 1,800 shares of stock granted on February 1, 2007 vest on February 1, 2008. Fair value of the common stock was $32.00 per share, based on the last trade which occurred on January 24, 2008. The remaining executive officers’ restricted stock granted on December 15, 2005 vested on December 15, 2008. Fair value of the common stock was $15.00 per share, based upon the last trade which occurred on December 11, 2008.

(2)	Ms. McConnaughy exercised her options to purchase 2,300 shares of Company’s common stock on April 30, 2008 at the exercise price of $14.375. Fair value of the common stock was $33.00 per share, based on the last trade which occurred on April 30, 2008.
2008 Director Compensation
The Company pays each of our non-employee directors a fee of $1,500 for each meeting of our Board, and a fee of $350 for each committee meeting that each attends. An employee of the Company or a subsidiary receives no additional compensation for serving as a director. Directors are also eligible to receive stock options, restricted stock and deferred share unit grants under our 1998 Equity Incentive Plan. In February 2009, each non-employee director of the Company was awarded 600 shares of our stock for performance during 2008. Mr. Regnier received 1,800 shares of stock as discussed above under Executive Compensation.

		Fees			Non –Equity
		Earned or	Stock	Option	Incentive Plan	All Other	Total
		Paid in	Awards(1)	Awards	Compensation	Compensation	Compensation
Name	Year	Cash ($)	($)	($)	($)	($)	($)
Donald H. Alexander	2008	$12,950	$15,000	—	—	—	$27,950

Michael J. Brown	2008	$6,000	$15,000	—	—	—	$21,000

Thomas A. McDonnell	2008	$10,850	$15,000	—	—	—	$25,850

Anne D. St. Peter	2008	$14,100	$15,000	—	—	—	$29,100

Robert D. Taylor	2008	$15,600	$15,000	—	—	—	$30,600

(1)	In December 2008, the Board approved stock awards for 2008 performance with a grant date of February 1, 2009. All non-employee directors received 600 shares which vested immediately. Management’s estimate of the fair value of our common stock at February 1, 2009, the grant date, was $25.00 per share based upon the last trade which occurred on January 28, 2009.
Board of Directors of the Company and the Bank

Name	Age	Positions
Directors of Blue Valley Ban Corp.

Robert D. Regnier	60	President, Chief Executive Officer and Chairman of the Board of Directors of Blue Valley; President, Chief Executive Officer and Chairman of the Board of Directors of the Bank
Donald H. Alexander	70	Director of Blue Valley and the Bank
Michael J. Brown	52	Director of Blue Valley
Thomas A. McDonnell	63	Director of Blue Valley
Anne D. St. Peter	43	Director of Blue Valley
Robert D. Taylor	62	Director of Blue Valley and Chairman of the Audit Committee of Blue Valley

Additional Directors of the Bank

Harvey S. Bodker	73	Director of the Bank
Richard L. Bond	73	Director of the Bank
Suzanne E. Dotson	62	Director of the Bank
Charles H. Hunter	66	Director of the Bank
OTHER MATTERS
The Board knows of no matters expected to be presented for consideration at the Annual Meeting that are not described herein. However, if other matters properly come before the meeting, persons named in the accompanying form of proxy may vote thereon in accordance with their best judgment.
Stockholder Proposals for the 2010 Annual Meeting of Stockholders
Proposals in the Company’s Proxy Statement
2010 Stockholder proposals submitted for inclusion as a stockholder proposal in the Company’s proxy materials for the 2010 Annual Meeting of Stockholders must be received by the Company at its principal executive office at 11935 Riley, Overland Park, Kansas 66213 no later than December 18, 2009.
Proposals to be Introduced at the Annual Meeting but not Intended to be Included in the Company’s Proxy Statement
Pursuant to the advance notice provision of the Company’s Articles of Incorporation, a stockholder intending to introduce any proposal at the 2010 Annual Meeting of Stockholders (including a proposal to nominate a director), but not intending the proposal to be included in the Company’s proxy materials, must give notice to the Company’s Secretary no later than December 18, 2009.
By Order of the Board of Directors
/s/ Robert D. Regnier
Chairman of the Board and Chief Executive Officer
April 17, 2009

PROXY	PROXY
BLUE VALLEY BAN CORP.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
This Proxy is Solicited on Behalf of the Board of Directors
PLEASE FILL IN, DATE AND SIGN PROXY AND RETURN
IN THE ENCLOSED PREPAID ENVELOPE PROMPTLY
The undersigned hereby constitutes and appoints Patricia L. Day and Mark A. Fortino, and each or any of them, the attorneys and proxies of the undersigned, each with the power of substitution, to attend and act for the undersigned at the Annual Meeting of Stockholders of Blue Valley Ban Corp. to be held in the Community Room at the Bank of Blue Valley’s College Mortgage and Operations Center located at 7900 College Boulevard, Overland Park, Kansas 66210 on Wednesday, May 13, 2009, at 5:30 p.m. and at any adjournments or postponements thereof, and in connection therewith to vote all of the shares of Blue Valley Ban Corp’s common stock which the undersigned would be entitled to vote, as set forth below. This proxy revokes all prior proxies given by the undersigned.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS SET FORTH BELOW.
PROPOSAL 1: ELECTION OF DIRECTORS – NOMINEES ARE: ROBERT D. REGNIER AND THOMAS A. MCDONNELL.

| | FOR ALL NOMINEES	| | WITHHOLD AUTHORITY FOR ALL NOMINEES

| | FOR ALL EXCEPT:
INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT PERSON’S NAME ON THE LINE ABOVE.
PROPOSAL 2: APPROVAL OF AN ADVISORY PROPOSAL ON THE COMPANY’S EXECUTIVE PAY-FOR-PERFORMANCE COMPENSATION POLICIES AND PROCEDURES
|   |      FOR
|   |      AGAINST
|   |      ABSTAIN
THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED BY THE UNDERSIGNED ON THIS PROXY. IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED HEREON, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE NOMINEES FOR DIRECTOR, APPROVE THE COMPANY’S EXECUTIVE PAY-FOR-PERFORMANCE COMPENSATION POLICIES AND PROCEDURES AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.
NO PROPOSAL IS CONDITIONED UPON THE APPROVAL OF ANY OTHER PROPOSAL.
Receipt of Notice of Meeting and Proxy Statement is hereby acknowledged.
Dated:                                        , 2009

Signature:

Signature:

Important: Please date this Proxy; sign exactly as your name(s) appear hereon. When signing as joint tenants, all parties to the joint tenancy should sign. When signing the Proxy as attorney, executor, administrator, trustee or guardian, please give full title as such.